Exhibit 16.1

May 27, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Allurion Technologies, Inc.'s Form 8-K dated May 27, 2026, and have the following comments:

1.
We agree with the statements made in the section titled “Dismissal of Independent Registered Public Accounting Firm”.
2.
We have no basis on which to agree or disagree with the statements made in the section titled “Appointment of New Independent Registered Public Accounting Firm”.

Yours truly,

/s/ Deloitte & Touche LLP